                                  EXHIBIT 21.1

                         URS CORPORATION SUBSIDIARY LIST


Name of Domestic Subsidiary                                    State of Incorporation
---------------------------                                    ----------------------
Aman Environmental Construction, Inc.                          California

Banshee Construction Company                                   California

Bovay Northwest, Inc.                                          Washington

BRW Group, Inc.                                                Delaware

BRW/Hazelet & Erdal of Michigan, Inc.                          Michigan

BRW/Hazelet & Erdal of Ohio, Inc.                              Ohio

Clay Street Properties                                         California

Cleveland Wrecking Company                                     California

Cole Sherman, Inc. (DE)                                        Delaware

Color Cave, Inc.                                               California

Contracting Resources International, Inc.                      Delaware

Coverdale & Colpitts, Inc.                                     New York

D&M Consulting Engineers, Inc.                                 Delaware

D&M Inspection & Testing, Inc.                                 Delaware

D&M Testing, Inc.                                              Delaware

Dames & Moore America LP                                       California

Dames & Moore Foreign Branch Operations                        Delaware

Dames & Moore Group                                            Delaware

Dames & Moore Group (NY), Inc.                                 New York

Dames & Moore Group, Ohio                                      Ohio

Dames & Moore Inc.                                             Delaware

Dames & Moore Lebron LLP                                       Delaware

Dames & Moore Servicing Company                                California

Dames & Moore Ventures                                         California

DM Investors                                                   Delaware

DQ Squared, Inc.                                               California

E.C. Driver & Associates, Inc.                                 Florida

Ecobalance, Inc.                                               Delaware

Environmental Landfill Management, Inc.                        Delaware

EWI Engineering Associates, Inc.                               Delaware

Forrest & Cotton International                                 Texas

Fourth Dimension Interactive, Inc. (4Di)                       Delaware

GEL, Inc.                                                      Nevada

Geotesting Services, Inc.                                      California

GIC Services, Inc.                                             Nevada

GIE, Inc.                                                      Nevada

GM Services, LLC                                               Nevada

GPI, Inc.                                                      Nevada

Hospital Development Corporation                               Missouri

M & M Aerial Surveys, Inc.                                     California

Mitchell Management Systems, Inc.                              Delaware

National Transportation Authority Texas 1, Inc.                Texas

National Transportation Authority Texas 2, Inc.                Texas

National Transportation Authority Texas 3, Inc.                Texas

National Transportation Authority Texas 4, Inc.                Texas

O'Brien Kreitzberg, Inc.                                       California

Radian Acquisition Corporation                                 Delaware

Radian Ceramic Developments Corp.                              Texas

Radian Engineering Corp                                        New York

Radian Int'l Overseas Mgmt. Corp.                              Delaware

Radian International (Texas) Corp.                             Texas

Radian International LLC                                       Delaware

Rogers & Associates Engineering Corp.                          Utah

Seismic Risk Insurance Services, Inc.                          California

Signet Testing Laboratories                                    Delaware

SOV Acquisition Corp.                                          California

SP Group/Southwest, Inc.                                       Texas

Thortec Environmental Systems, Inc. (CA)                       California

Thortec Environmental Systems, inc. (DE)                       Delaware

URS Company - Kansas City                                      Missouri

URS Constructors, Inc. (DE)                                    Delaware

URS Consultants, Inc. - Florida                                Florida

URS Consultants, Inc. - Ingeniera                              Delaware

URS Consultants, Inc. - Texas                                  Texas

URS Greiner Woodward-Clyde Consultants of  Michigan, Inc.      Michigan

URS Greiner Woodward-Clyde Consultants, Inc.                   Delaware

URS Greiner Woodward-Clyde Consultants, Inc. - Colorado        Colorado

URS Greiner Woodward-Clyde Design, Inc.                        Ohio

URS Greiner Woodward-Clyde Engineering, Inc.                   Nevada

URS Greiner Woodward-Clyde Engineering, Inc.                   Ohio

URS Architects/Engineers, Inc.                                 New Jersey

URS Group, Inc.                                                Delaware

URS Greiner Woodward-Clyde Group Consultants, Inc.             New York

URS Greiner Woodward-Clyde Group, Inc.                         Delaware

URS Greiner Woodward-Clyde International Holdings, Inc.        Delaware

URS Greiner Woodward-Clyde International-Americas, Inc.        Nevada

URS Greiner Woodward-Clyde Licensing Corp.                     Delaware

URS Greiner Woodward-Clyde of Delaware, Inc.                   Delaware

URS Greiner Woodward-Clyde Operating Services, Inc.            Delaware

URS Greiner Woodward-Clyde Services, Corp.                     Pennsylvania

URS Greiner Woodward-Clyde, Inc. - Ohio                        Ohio

URS Greiner Woodward-Clyde, Inc. Pacific                       Nevada

URS Greiner Woodward-Clyde, Inc. - Washington                  Washington

URS Greiner Woodward-Clyde, Inc.                               Colorado

URS Greiner Woodward-Clyde, Inc.                               Connecticut

URS Greiner Woodward-Clyde, Inc.                               Maryland

URS Greiner Woodward-Clyde, Inc.                               New York

URS Greiner Woodward-Clyde, Inc. AES                           Connecticut

URS Greiner Woodward-Clyde, Inc. - California                  California

URS Greiner Woodward-Clyde, Inc. Great Lakes                   Michigan

URS Greiner Woodward-Clyde, Inc. Southern                      California

URS Greiner Woodward-Clyde, Inc. Southwest                     Arizona

URS Greiner Woodward-Clyde, Inc. West Coast                    California

URS Greiner Woodward-Clyde/Tatman & Lee, Inc.                  Delaware

URS Telecommunications, Inc.                                   Delaware

URS, P.C.                                                      District of Columbia

Walk Haydel & Associates, Inc.                                 Louisiana

Woodward Investments, Inc.                                     Delaware

Woodward-Clyde International, Inc.                             Delaware

Woodward-Clyde International-Americas
  (Ohio General Partnership)                                   Ohio

WVP Corporation                                                Missouri






Name of Foreign Subsidiary                                     Jurisdiction of Incorporation
--------------------------                                     -----------------------------

4Di - Canada                                                   Canada

4Di - Denmark                                                  Denmark

653339 Ontario Inc.                                            Canada

AACM Central Europe, Limited                                   Hungary

AGC Woodward-Clyde Pty. Limited                                Australia

Bureau voor Milieumanagement BV                                The Netherlands

Chiyoda Dames & Moore Co., Ltd.                                Japan

Cole Sherman Engineers & Architects                            Ontario, Canada

Cole, Sherman & Associates Limited                             Ontario, Canada

Cole, Sherman Transmark, Inc.                                  Ontario, Canada

Corporacion Radian S.A. de C.V.                                Mexico

Dames & Moore (BVI), Ltd. Taiwan                               China/Japan

Dames & Moore Ltd.                                             Thailand

Dames & Moore Argentina S.A.                                   Argentina

Dames & Moore B.V.                                             The Netherlands

Dames & Moore Canada, Inc.                                     Canada

Dames & Moore Canadian Holdings, Inc.                          Canada

Dames & Moore Chile LTDA                                       Chile

Dames & Moore de Mexico                                        Mexico

Dames & Moore Foreign Sales Corporation                        Bermuda

Dames & Moore GmbH & Co. KG                                    Germany

Dames & Moore Holding de Mexico                                Mexico

Dames & Moore Iberia SA                                        Spain

Dames & Moore Indonesia                                        Indonesia

Dames & Moore Int'l SRL Japan                                  Japan/Venezuela

Dames & Moore International SRL                                Italy

Dames & Moore (Malaysia) Sdn Bhd                               Malaysia

Dames & Moore Pty. Ltd.                                        Australia

Dames & Moore Puerto Rico, Inc.                                Puerto Rico

Dames & Moore SRL                                              France

Dames & Moore Servicios de Mexico                              Mexico

Dames & Moore Singapore                                        Singapore

Dames & Moore Trust                                            Australia

Dames & Moore United Kingdom                                   UK

Dames & Moore Zuid (B.V.)                                      The Netherlands

Dames & Moore, Inc.                                            Philippines

Dames & Moore, Inc.                                            Oman

Dames & Moore, Inc.                                            China

Dames & Moore, Inc.                                            Korea

Dames & Moore, Inc.                                            Ireland

Dames & Moore, Inc.                                            The Netherlands

Dames & Moore, Inc.                                            Lebanon

Dames & Moore, Inc.                                            Russia

Dames & Moore, Inc.                                            Belgium

Dames & Moore, Inc.                                            Norway

Dames & Moore, Inc.                                            Azerbaijan

Dames & Moore, Inc.                                            United Arab Emirates

Dames & Moore, Inc.                                            Indonesia

DMG Consulting Ltd.                                            United Kingdom

DMG Consulting SRL                                             Italy

Ecoaudit S.A.                                                  France

Ecobilan S.A.                                                  France

Ecobilan SRL                                                   Italy

Food & Agricultural International, Ltd.                        United Kingdom

Forestry & Technical Services Pty Limited                      Australia

GCNZ Woodward-Clyde Limited (NZ)                               Auckland, New Zealand

Greiner (Malaysia) Sdn Bhd                                     Malaysia

Greiner Engineering Limited                                    Hong Kong

Greiner FSC, Inc.                                              Barbados

Greiner International Limited                                  Hong Kong

Greiner International Ltd.                                     Thailand

Greiner Limited                                                Hong Kong

Hardcastle & Richards                                          Australia

HDML Pty., Ltd.                                                Australia

Hollingsworth D&M (PNG) Pty., Ltd.                             Papua,New Guinea

Int'l Agreement Trust/IAP Trustee                              Australia

International Agriculture Ltd.                                 Australia

International Wastewater Consultants (Singapore) Ltd.          Singapore

Le Provost, and Fawcett                                        Australia

Limnos, S.A. (Spain)                                           Spain

Murray-North (Solomon Islands) Limited                         Solomon Islands

Murray-North CMPS Ltd. (NZ)                                    New Zealand

Murray-North Consultants, Ltd.                                 New Zealand

Murray-North International Ltd.                                New Zealand

Norcol, Dames & Moore Inc. Canada                              Canada

Northern Energetics Company Limited                            United Kingdom

O'Brien-Kreitzberg, Ltd.                                       United Kingdom

Organisation Et Surete Industrial                              France

Professional Insurance limited                                 Bermuda

PT Dames & Moore                                               Indonesia

PT Geobis Woodward-Clyde Indonesia                             Indonesia

Radian Environmental GmbH                                      Germany

Radian (HK) Limited                                            Canada

Radian International Canada, Inc.                              Canada

Radian International N.V.                                      The Netherlands

Radian International Pty. Ltd                                  Australia

Radian International S.A.                                      Argentina

Radian S.E.A. Limited                                          Thailand

Reverse Engineering Limited                                    United Kingdom

Reverse Engineering Norge A.S.                                 Norway

Rhosman International Ltd.                                     Cayman Islands

Roscandor Consultants Ltd.                                     Turks & Caicos

Saudi Arabian Dames & Moore                                    Saudi Arabia

Sert Ingenieurs-Conseils, S.A. (Swiss)                         Switzerland

Technologias Servicios Ambientales Tesan S.A.                  Chile

Thorburn Colquhoun Holdings PLC                                United Kingdom

Transition Subsidiary, Inc.                                    Canada

Transport Technologies International, Inc.                     Ontario, Canada

URS Greiner, Inc. Puerto Rico                                  Puerto Rico

URS Thorburn Colquhoun Limited                                 United Kingdom

Walk Haydel Arabia Ltd.                                        Saudi Arabia

WCI Ecoconcept, S.A. (France)                                  France

WCI Umwelttechnik, GMBH (Germany)                              Germany

WCI Verfahrnstechnik, GMBH (Germany)                           Germany

Woodward-Clyde (Malaysia) Sdn. Bhd.                            Malaysia

Woodward-Clyde (NZ) Ltd.                                       New Zealand

Woodward-Clyde Consultants of Canada, Ltd.                     Ontario, Canada

Woodward-Clyde de Mexico, S.A. de D.V. (Mexico)                Mexico

Woodward-Clyde Geo-Consulting Sdn. Bhd.                        Malaysia

Woodward-Clyde Geo-Services Sdn. Bhd.                          Malaysia

Woodward-Clyde International Limited (Hendrick)                Hong Kong

Woodward-Clyde Philippines, Inc.                               Philippines

Woodward-Clyde, Ltd. (UK)                                      United Kingdom